--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                         Statement to Certificateholders
                                  May 15, 2001
--------------------------------------------------------------------------------



                                                       DISTRIBUTION IN DOLLARS
                ORIGINAL         BEGINNING                                                                                ENDING
                  FACE           PRINCIPAL                                                     REALIZED    DEFERRED      PRINCIPAL
  CLASS           VALUE           BALANCE         PRINCIPAL      INTEREST         TOTAL         LOSSES     INTEREST       BALANCE
   A1        357,735,172.00    65,246,133.62    4,997,025.04    277,447.86    5,274,472.90        0.00       0.00      60,249,108.58
   A2         40,000,000.00     7,295,467.56      558,740.14     30,618.67      589,358.81        0.00       0.00       6,736,727.42
   R                   0.00             0.00            0.00    425,115.85      425,115.85        0.00       0.00               0.00
 TOTALS      397,735,172.00    72,541,601.18    5,555,765.18    733,182.38    6,288,947.56        0.00       0.00      66,985,836.00
   Sl          8,117,044.50    58,013,259.50            0.00    451,802.65      451,802.65      497.98       0.00      60,984,646.88

                           FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                 PASS-THROUGH RATES
                                                                                                                         CURRENT
                 BEGINNING                                                          ENDING                              PASS-THRU
  CLASS          PRINCIPAL         PRINCIPAL       INTEREST          TOTAL         PRINCIPAL          CLASS               RATE
   A1           182.38668917      13.96850361      0.77556774     14.74407135     168.41818556          A1              5.278750%
   A2           182.38668900      13.96850350      0.76546675     14.73397025     168.41818550          A2              5.210000%
 TOTALS         182.38668915      13.96850360      1.84339337     15.81189697     168.41818556
   Sl         7,147.09146907       0.00000000     55.66097981     55.66097981   7,513.15911598          SI              0.000000




           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Daniel Randall
              The Chase Manattan Bank - Structured Finance Services
                        450 West 33rd Street, 14th Floor
                            New York, New York 10001
                               Tel: (212) 946-7172
                         Email: daniel.randall@chase.com




[CHASE LOGO]                     (c) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

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             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                  May 15, 2001
--------------------------------------------------------------------------------

Sec. 4.01(i)            Principal Collections recieved during the Collection Period                                 5,668,481.67
                        Interest Collections recieved during the Collection Period                                  1,089,948.01
                        Additional Draw Amount                                                                        113,369.63
Sec. 4.01 (iii)         Floating Allocation Percentage                                                                56.339034%
                        Fixed Allocation Percentage                                                                   98.000000%
Sec. 4.01(iv)           Investor Certificate Interest Collections                                                     582,994.99
Sec. 4.01(v)            Investor Certificate Principal Collections                                                  5,555,112.04
Sec. 4.01(vi)           Seller Interest Collections                                                                   451,802.65
                        Seller Principal Collections                                                                  113,369.63
Sec. 4.01(xi)           Accelerated Principal Distribution Amount                                                          10.57
                        Accelerated Principal Distribution Amount Actually Distributed                                     10.57
Sec. 4.01(xiii)         Amount Required to be Paid by Seller                                                                0.00
                        Amount Required to be Paid by Servicer                                                              0.00
Sec. 4.01(xiv)          Servicing Fee                                                                                  55,150.37
                        Accrued and Unpaid Servicing Fees                                                                   0.00
Sec. 4.01(xv)           Liquidation Loss Amounts (Net of Charge Off Amounts)                                            1,140.55
                        Charge Off Amounts                                                                                  0.00
                        Charge Off Amounts allocable to Investor Certificateholders                                         0.00
                        Cumulative Loss Amounts                                                                     1,066,675.68
Sec. 4.01(xvi)          Pool Balance as of end of preceding Collection Period                                     132,360,899.51
                        Pool Balance as of end of second preceding Collection Period                              135,656,217.39
Sec. 4.01(xvii)         Invested Amount                                                                            69,015,086.43
Sec. 4.01(xxi)          Has a Rapid Amortization Event Ocurred?                                                              YES
Sec. 4.01(xxii)         Has an Event of Default Ocurred?                                                                      NO
Sec. 4.01(xxiii)        Amount Distributed to Credit Enhancer per 5.01(a)(1)                                            3,628.43
                        Amount Distributed to Credit Enhancer per 5.01(a)(6)                                                0.00
                        Unreimbursed Amounts Due to Credit Enhancer                                                         0.00
Sec. 4.01(xxiv)         Guaranteed Principal Distribution Amount                                                            0.00
Sec. 4.01(xxv)          Credit Enhancement Draw Amount                                                                      0.00
Sec. 4.01(xxvi)         Amount Distributed to Seller per 5.01(a)(10)                                                  425,115.85
Sec. 4.01(xxvii)        Maximum Rate                                                                                     8.8927%
                        Weighted Average Net Loan Rate                                                                   8.8927%


[CHASE LOGO]                     (c) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

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             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                  May 15, 2001
--------------------------------------------------------------------------------

 Sec. 4.01(xxviii)      Minimum Seller Interest                                                                     2,595,530.65
 Sec. 4.01(xxix)        Required Servicer Advance                                                                           0.00
                        Unreimbursed Required Servicer Advance                                                              0.00
                        Required Servicer Advance Reimbursement                                                             0.00
 Sec. 4.01(xxx)         Spread Account Requirement                                                                      1,903.83
                        Amount on deposit in the Spread Account                                                         1,903.83
                        Spread Account Deposit                                                                            715.81
                        Spread Account Withdrawal                                                                     154,468.97


                                         Delinquencies

                                            Group 1
            Period                  Number          Principal Balance            Percentage
           0-30 days                     0                       0.00                  0.00
          31-60 days                    34                 911,601.44                  0.70
          61-90 days                     8                 191,500.72                  0.15
          91-120 days                    3                  79,995.02                  0.06
           121+ days                    13                 527,294.14                  0.41
             Total                      58               1,710,391.32                  1.32


                                       Loans in Foreclosure

                                              Group 1

                   Number                Principal Balance                Percentaqe
                        0                             0.00                     0.00%


                                           Loans in REO

                                              Group 1

                   Number                Principal Balance                Percentaqe
                        0                             0.00                     0.00%







[CHASE LOGO]                     (c) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION